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                                                                    EXHIBIT 10.2



                            STEEL CITY PRODUCTS, INC.

                      BERNARD H. FRANK EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of this 1st day of April 1998 by and between BERNARD H. FRANK (hereinafter referred to as "Mr. Frank") and STEEL CITY PRODUCTS, INC. (hereinafter referred to as the "Company").


1. BACKGROUND. Mr. Frank is currently an employee of the Company pursuant to an agreement dated as of September 1, 1993 (the "Prior Agreement"), which has been extended beyond its stated expiration. The parties now wish to enter into this Agreement, which is intended to replace and supersede in all respects the Prior Agreement.


2. CONSIDERATION. The parties are entering into this Agreement for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.


3.   TERM OF EMPLOYMENT.

     a. Mr. Frank's employment hereunder shall commence on April 1, 1998 (the "Commencement Date.")

     b. This Agreement shall expire (subject to the provisions of Section 16, below) on the earlier to occur of (i) a termination of Mr. Frank's employment pursuant in Section 11, Section 12 or Section 13, below; or
          (ii) the close of business on February 29, 2000 (the "Expiration
          Date").


4.   TITLE, REPORTING RELATIONSHIP & RESPONSIBILITIES.

     a. So long as this Agreement is in effect, Mr. Frank shall be elected Chairman of the Company's Board of Directors, and shall report to the Board of Directors of the Company.

     b. Mr. Frank shall perform all of the customary duties and fulfill all of the customary responsibilities of a chairman of the board of a publicly traded corporation. Mr. Frank shall determine in his own discretion the amount of time that is required for him to fulfill these duties and responsibilities and he shall carry them out to the best of his abilities. Nothing herein shall be construed to prevent Mr. Frank from serving as an officer or director or participating in the activities of any family, religious, charitable, community service or political activity so long as such participation does not interfere with his carrying out his duties and responsibilities hereunder.

5.   COMPENSATION. Mr. Frank's compensation shall be as follows:

     a. Base Salary. The Company shall pay Mr. Frank a base salary of no less than $4,167 per month plus such merit increases as the Board of Directors of the Company shall determine from time to time in its sole discretion ("Base Salary"). Base Salary shall be

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          paid in installments no less frequently than twice monthly at the same time as other employees of the Company are paid.

     b. Deferred Compensation. In recognition of the salary voluntarily foregone by Mr. Frank since October 1995, the Company shall pay him deferred compensation of $5,000 per month for 23 months (the "Deferred Compensation"), commencing with the month of April 1998.

     c. Special Bonus. The Board of Directors of the Company's parent in its sole discretion may grant to Mr. Frank on a quarterly basis a special bonus (the "Special Bonus") not to exceed, however, $25,000 in any fiscal year of the Company.

     d.   Annual Bonus.

          i. Subject to the terms hereof, the Company shall pay to Mr. Frank an annual cash bonus (the "Annual Bonus"), for each calendar year on the March 15 following the conclusion of each calendar year, from a bonus pool equal to 8% of the Company's consolidated net income before interest, taxes, depreciation, LIFO adjustments, corporate overhead, and inter-company exchanges or charges, and amortization, prepared in accordance with generally accepted accounting principles consistently applied and in a manner consistent with bonus calculations for the calendar year 1997. The bonus pool shall be divided amongst the Company's executives by the Compensation Committee of the Company's Board of Directors based upon the recommendations of the Chairman of the Board of Directors of the Company.

          ii. Unless the Company shall have no earnings for a given calendar year, Mr. Frank's Annual Bonus shall be not less than 15% of his Base Salary, unless his employment terminates before the end of a calendar year, in which event the provisions relating to termination of employment shall govern the payment of his Annual Bonus for such year.

6.   BENEFITS.

     a. Health, Insurance etc. Mr. Frank shall be entitled to the same health and other benefits as are made available to the Company's senior officers generally, and on the same terms and conditions.

     b. The Company shall furnish Mr. Frank with the use of a Company-leased automobile with a monthly rental rate not to exceed $500 per month or a Company-owned automobile that, if leased, would have a monthly lease rate of no more than $500; or in lieu of either of the foregoing, the Company shall pay him a monthly automobile allowance of $500. The cost of all insurance, maintenance and repairs for, and gasoline consumed by, such automobile shall be paid or reimbursed (as the case may be) to Mr. Frank other than the cost of gasoline for his personal use of such automobile.

     c. All of the benefits described in this Section 6 are hereinafter referred to collectively as the "Benefits."



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7.   BUSINESS EXPENSE REIMBURSEMENT. Mr. Frank shall be reimbursed in accordance with Company policy from time to time in effect for all reasonable business expenses incurred by him in the performance of his duties hereunder.

8. INDEMNIFICATION. Mr. Frank shall be indemnified by the Company with respect to claims made against him as a director, officer and/or employee of the Company, of its parent, or of any of their subsidiaries (as the case may be) to the fullest extent permitted by the Company's charter, by-laws and the law of its state of incorporation.

9.   CONFIDENTIAL INFORMATION.

     a. During his employment by the Company and after his employment terminates for whatever reason, Mr. Frank shall not disclose to any person or entity Confidential Information (as defined below) except in the proper performance of his duties and responsibilities under this Agreement or except as may be expressly authorized by the Board of Directors of the Company and shall not use Confidential Information for the benefit of any person or entity other than the Company. For purposes of this Agreement, "Confidential Information" is defined as including trade secrets, customer names and lists, vendor names and lists, product costs and selling prices, business plans, marketing plans, non-public financial data, product specifications and designs, the existence, nature, substance, progress and results of research and development projects, concepts, inventions, discoveries, formulae, processes, drawings, documents, records, software, or any other information of the Company, its parent or of any of their subsidiaries that is not generally available, or any such information of any third party that is held by the Company, its parent or any of their subsidiaries under an obligation of confidentiality.

     b. Mr. Frank's obligation of confidentiality shall not, however, relate to any information --

          i. that is or becomes publicly known through no act or fault of Mr. Frank;

          ii. that is received by Mr. Frank (without a breach of this or any other agreement) from a third party with no restrictions as to its disclosure; or

          iii. that is required to be disclosed pursuant to applicable law, a court order or a judicial proceeding, including a proceeding to enforce this Agreement.

10.  NON-COMPETE OBLIGATIONS.

     a. Mr. Frank's obligations with respect to competing with the Company and soliciting its employees shall be as follows:

          i. Within the Market Area (as defined below) Mr. Frank shall not render services or advice, whether for compensation or without compensation and whether as an employee, officer, director, principal or otherwise, to any person or organization with respect to any product, service or process in existence or under development that is competitive with (1) the business of the Company on the date hereof; (2) the


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               business of the Company in which Mr. Frank was actively engaged during his employment by the Company or of which he has detailed knowledge; or with (3) any planned business of the Company in which Mr. Frank had an active part in the planning or of which he has detailed knowledge.

          ii. Mr. Frank shall not either directly or indirectly as agent or otherwise in any manner solicit influence or encourage any customer of the Company to take away or to divert or direct its business to Mr. Frank or to any person or entity by or with which Mr. Frank is employed, associated, affiliated or otherwise related, other than the Company.

          iii. Mr. Frank shall not recruit or otherwise solicit or induce any employee of the Company to terminate his or her employment or otherwise cease his or her relationship with his or her employer.

     b. Mr. Frank's obligations under this Section 10 shall continue (i) so long as he is an employee of the Company and (ii) after his employment terminates, (whether by reason of the expiration of this Agreement or pursuant to Section 11, Section 12 or Section 13, below, or otherwise) for (x) a period of six months, or (y) for the period, if any, during which the Company is obligated to continue to pay, or as to which it has in a lump sum paid, Mr. Frank's Base Salary, whichever period is longer.

     c.   Definitions.

          i. "Market Area" is defined as an area within a 200 mile radius of any facility of the Company.

          ii. For purposes of this Section 10, the word "Company" shall include the Company's parent and any subsidiary of the Company or such parent.

11. TERMINATION BY THE COMPANY: Prior to the Expiration Date, the Company may terminate Mr. Frank's employment only pursuant to the terms and conditions contained in this Section 11.

     a. Without Cause; Death; Disability. The Company may terminate Mr. Frank's employment without Cause (as the word "Cause" is defined below) or by reason of his death or permanent disability by giving Mr. Frank written notice of such termination. In the event the Company gives such notice, Company shall do the following:

          i. continue to pay to Mr. Frank for each full calendar month in the period between the date of such termination and the Expiration Date; or for a period of 12 months, whichever period is longer, one-twelfth of his Base Salary;

          ii. pay to Mr. Frank any Deferred Compensation to which he is entitled through the Expiration Date, but which has not been paid to him;

          iii. pay to Mr. Frank any Special Bonus awarded to him, but not paid;


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          iv.  after the end of the calendar year of the Company in which such termination of employment occurs, pay to Mr. Frank any Annual Bonus that, but for the termination of his employment, would have been paid to him for such year, pro-rated, however, for the number of days during such year that Mr. Frank was an employee of the Company;

          v. provide to Mr. Frank the Benefits for the period during which it is required to continue to pay him his Base Salary under Section 11(a)(i), above; and

          vi. cause all stock options held by Mr. Frank to become exercisable in full and to remain exercisable until their stated expiration date (without regard, for such purpose, to the termination of his employment).

     b. Insurance Payments. Any payments made to Mr. Frank under any disability plans, the premiums for which were not paid by Mr. Frank, shall serve to reduce the amounts payable under Section 11(a)(i), above.

     c. For Cause. The Company may terminate Mr. Frank's employment for Cause by giving written notice thereof to Mr. Frank, in which event the Company shall pay him any Base Salary accrued, but not paid through the date of such termination; shall continue to pay him the monthly installments of Deferred Compensation as provided in Section 5(b), above; and shall pay him any Special Bonus awarded prior to the date of such termination, but not paid.

     d. Definition of Cause. "Cause" shall mean gross or wilful misconduct by Mr. Frank in connection with his employment; the breach by Mr. Frank of any material obligation under this Agreement, including, but not limited to the obligations set forth in Section 9 and Section 10, above; a material breach in connection with the performance by Mr. Frank of his employment responsibilities; any act of dishonesty or fraud; or the commission by Mr. Frank of a felony.

     e. Withholdings. All amounts payable to Mr. Frank under this Agreement shall be subject to such withholdings therefrom as the Company is legally required to make.


12.  RESIGNATION BY MR. FRANK.

     a. Mr. Frank may resign his employment with the Company on 30 days' prior written notice to the Company.

     b. The Company may deem any such notice given by Mr. Frank as a resignation by him, effective upon the giving of such notice, of any or all directorships and offices then held by him in the Company, its parent and any of their subsidiaries, but the Company shall nevertheless continue to pay to Mr. Frank (i) his Base Salary during the thirty-day notice period; and (ii) the Deferred Compensation until all twenty-three payments thereof have been made.

     c. No Annual Bonus shall be payable to Mr. Frank with respect to the fiscal year in which he resigns his employment with the Company.


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     d.   In the event of Mr. Frank's resignation, all stock options then held by him shall remain in effect until their stated expiration date (without regard, for such purpose, to the termination of his employment).

13.  CHANGE IN CONTROL.

     a. Anything herein to the contrary notwithstanding, if after a Change in Control (as defined below) either (i) Mr. Frank's employment is terminated without Cause and other than by reason of his death or permanent disability; or (ii) Mr. Frank resigns his employment pursuant to Section 12, above, by written notice given within his 180 days of the effective date of the Change in Control, the Company shall pay and provide to Mr. Frank the amounts and benefits that it is required to pay and provide in the case of a termination without Cause under Section 11(a), above, except that --

          i. All payments shall be made in a lump sum within 15 days of the date of the termination of his employment, and the payment of Base Salary shall be increased by 25%.

     b. A "Change in Control" shall mean any transaction that results in a sale of substantially all of the assets, business or common stock of the Company to a third party or entity that is not controlled by the senior managers of the Company or by a majority of the Board of Directors of the parent of the Company on the date hereof.

14. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed given by a party when hand delivered to the other party or when deposited with a delivery service that provides next-business-day delivery and proof of delivery, addressed to the other party as follows:

       If to the Company:                     If to Mr. Frank:
           At its headquarters address            At his most recent residence
           attention of the President.            address on the books of the
                                                  Company.

       With a copy to:                        With a copy to:
           Roger M. Barzun                        Mark Frank, Esq.
           General Counsel                        Aderson, Frank & Steiner
           60 Hubbard Street                      2320 Grant Building
           P.O. Box 767                           Pittsburgh, PA 15219
           Concord, Massachusetts 01742

     or to such other address of a party as such party may by notice hereunder designate to the other party.

15. SEVERABILITY. If any provision or part of a provision of this Agreement is finally declared to be invalid by any tribunal of competent jurisdiction, such part shall be deemed automatically adjusted, if possible, to conform to the requirements for validity, but, if such adjustment is



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     not possible, it shall be deemed deleted from this Agreement as though it had never been included herein. In either case, the balance of any such provision and of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, however, no provision shall be deleted if it is clearly apparent under the circumstances that either or both of the parties would not have entered into this Agreement without such provision.

16. SURVIVAL. Notwithstanding the expiration or earlier termination of this Agreement or of Mr. Frank's employment for any reason, the terms and conditions of Section 9 and Section 10 and any other obligations of the parties that by their terms are to be performed or are to have continued effect after such termination shall survive such expiration or termination.

17. PRORATION. All amounts payable to Mr. Frank hereunder for a period shorter than the period for which they are described herein shall be pro-rated on a daily basis using a 365-day year.

18. INJUNCTIVE RELIEF. It is acknowledged and agreed that the Company shall have the right to bring an action to enjoin any violation by Mr. Frank of his obligations under Section 9 and Section 10, above, because a suit for monetary damages alone would be an inadequate remedy.

19.  ARBITRATION.

     a. Except as otherwise provided below, this Agreement and any controversy, claim or dispute between the parties directly or indirectly concerning this Agreement or the breach hereof or the subject matter hereof, including questions concerning the scope and applicability of this Section 18 shall be finally settled by arbitration held in Pittsburgh, Pennsylvania in accordance with the provisions of this Section and the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof.

     b. The arbitrator or arbitrators (the "arbitrators") shall be chosen in accordance with such rules. A majority of the arbitrators shall have the right and authority to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of a majority of the arbitrators shall be final and conclusive on the parties to this Agreement, and there shall be no appeal therefrom other than for fraud or willful misconduct. Notwithstanding anything in this Section 18 to the contrary, no arbitrator in any such proceeding shall have authority or power to (i) modify or alter any express condition or provision hereof by an award or otherwise; or (ii) award punitive or exemplary damages for or against any party to any such proceeding.

     c. The parties hereto agree that an action to compel arbitration pursuant to this Agreement may be brought in the appropriate court of the Commonwealth of Pennsylvania sitting in Pittsburgh, Pennsylvania. Application may also be made to such court for confirmation of any decision or award of a majority of the arbitrators, for an order of



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          enforcement and for any other remedies that may be necessary to effectuate such decision or award. Each of the parties hereto hereby consents to the jurisdiction of the arbitrators and of such court and waives any objection to the jurisdiction of such arbitrators and court.

     d. Notwithstanding anything contained in this Section 18 to the contrary, the parties hereby agree that this Section 18 shall not apply to any action brought by a party seeking an injunction or other equitable relief.

     e. In any controversy, claim or dispute subject to arbitration under the terms of this Section 18, the parties shall pay the fees and expenses of the arbitrators in accordance with any decision or award of a majority of the arbitrators.

20.  MISCELLANEOUS.

     a.   This Agreement --

          i.   Supercedes and replaces in its entirety the Prior Agreement;

          ii. contains the entire understanding of the parties on the subject matter hereof;

          iii. shall not be amended, and no term hereof shall be waived, except by written agreement of the parties signed by each of them;

          iv. shall be binding upon and inure to the benefit of the parties and their successors, personal representatives and permitted assigns;

          v. may be executed in one or more counterparts, each of which shall be deemed an original hereof, but all of which shall constitute but one and the same agreement; and

          vi. shall not be assignable by either party without the prior written consent of the other party, except that the Company may assign this Agreement to any entity acquiring substantially all of the stock, business or assets of the Company, provided that the acquiror assumes all of the Company's obligations hereunder.

     b. The words "herein," "hereof," "hereunder," "hereby," "herewith" and words of similar import when used in this Agreement shall be construed to refer to this Agreement as a whole. The word "including" shall mean including, but not limited to any one or more enumerated items.

     c. Each provision of this Agreement shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggestion construction against the party drafting or causing the drafting of such provision.

     d. No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith or usage of the trade not expressly incorporated herein shall be binding on the parties.

     e. The failure to insist upon strict compliance with any term, covenant or condition contained herein shall not be deemed a waiver of such term, nor shall any waiver or




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          relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

     f. The captions of the paragraphs herein are for convenience only and shall not be used to construe or interpret this Agreement.

21. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or of any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


STEEL CITY PRODUCTS, INC.



By: /s/ Joel S. Lever                          /s/ Bernard H. Frank
   ---------------------------                 -----------------------------
    Joel S. Lever                              BERNARD H. FRANK
    Director




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